Exhibit 10.10

FIRST AMENDMENT

TO

MANAGEMENT AGREEMENT

BETWEEN

WESTEL PROPERTIES II, LTD.
(“OWNER”)

AND

RESIDENCE INN BY MARRIOTT, INC.
(“MANAGER”)

THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (“FIRST AMENDMENT”) is made and entered into as of this 8th day of October, 1997, by and between WESTEL PROPERTIES II, LTD., a Texas limited partnership, with a mailing address at One Spurling Plaza, 12850 Spurling Road, Suite 114, Dallas, Texas 75230 (“Owner”), and RESIDENCE INN BY MARRIOTT, INC., a Delaware corporation, with a mailing address at c/o Marriott International, Inc., 10400 Fernwood Road, Bethesda, Maryland (“Manager”).

RECITALS:

WHEREAS, Owner is the owner of record of that certain property located in Harris County, Texas, as more particularly described on Exhibit A attached hereto and incorporated herein (“Site”); and

WHEREAS, Owner plans to construct on the Site a Residence Inn by Marriott Hotel (“Inn”); and

WHEREAS, Owner and Manager have entered into that certain Management Agreement, dated and effective as of April 8, 1996, whereby Manager has agreed to manage and operate the Inn for the account of Owner, on the terms and conditions set forth in the Management Agreement; and

WHEREAS, Owner and Manager desire to amend the Management Agreement to modify certain provisions contained therein, on the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1.    In Section 12.01 of the Management Agreement, delete the definition of “Incentive Management Fee” and insert the following new paragraph in lieu thereof:

“Incentive Management Fee” shall mean an amount payable to
Manager, pursuant to Sections 3.01 and 4.01, that is equal to twenty-five percent (25%) of Available Cash Flow in any
Fiscal Year (or portion thereof).

2.    All terms not defined in this First Amendment shall have the meaning ascribed to them in the Management Agreement.

3.    All other terms and conditions of the Management Agreement not modified or amended by this First Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed under seal as of the day and year first written above.

OWNER:

WESTEL PROPERTIES II, LTD., a Texas Limited partnership

		By:	Westel Associates, L.C., a Texas Limited liability company General Partner
Witness:
By:	/s/ MONYA WELLS	By:	/s/ JON W. DAVIS
Print Name:	Monya Wells	Print Name:	Jon W. Davis

MANAGER:

RESIDENCE INN BY MARRIOTT, INC. a Delaware corporation
Attest:
By:	/s/ NINA B. ELDRED Assistant Secretary	By:	/s/ DARYL NICKEL Vice President

Print Name:	Nina B. Eldred	Print Name:	Daryl Nickel

STATE OF TEXAS         )
                                          )ss.
COUNTY OF DALLAS  )

This instrument was acknowledged before me on this 8th day of October, 1997, by Jon W. Davis, partner(s), on behalf of Westel Associates, L.C., as general partner of Westel Properties II, Ltd., a Texas limited partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ JAYNE WILSON
Notary Public

My Commission Expires: May 16, 1998

STATE OF MARYLAND                 )
                                           ) ss.
COUNTY OF MONTGOMERY      )

On this the 3rd day of October, 1997, before me, the undersigned officer, personally appeared Daryl Nickel who acknowledged himself to be the Vice President of Residence Inn by Marriott, Inc., a corporation, and that he as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself as Vice President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ ANA MARIA FROST
Notary Public

My Commission Expires: September 6, 2000

EXHIBIT A

LEGAL DESCRIPTION OF THE SITE

[SEE NEXT PAGES]

[omitted]